ENERGY WEST INCORPORATED ANNOUNCES SETTLEMENT OF MONTANA DEPARTMENT OF REVENUE
PROPERTY TAX DISPUTE

GREAT FALLS, Mont., August 11/PRNewswire-First Call/--ENERGY WEST INCORPORATED
(NASDAQ: EWST - News), a natural gas, propane and energy marketing company serving the Rocky Mountain states, announced today that it has settled its property tax assessment dispute with the Montana Department of Revenue (DOR).
Under the terms of the settlement, Energy West will make an annual payment to
DOR of $243,000 for a total of ten years. The total settlement amount of $2.43 million settles the tax assessment dispute for the tax years 1992 to 2002. Under its terms, the settlement amount does not include any amount assessed as a penalty under Montana law. The first annual payment is due on or before November
30, 2003.

Under Montana law, Energy West will be entitled to automatically recover the amounts paid in connection with this settlement through future rate adjustments.

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Safe Harbor Forward Looking Statement: Energy West Incorporated is including the following cautionary statement in the release to make applicable and to take advantage of the safe harbor provisions of the Private Securities Litigation
Reform Act of 1995 for any forward-looking statements made by, or on behalf of
Energy West. Forward-looking statements are all statements other than statements of historical fact, including without limitation those that are identified by the use of the words "anticipates," "estimates," "expects," "intends," "plans,"
"predicts," and similar expressions. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed. Such risks and uncertainties include, among others, changes in the utility regulatory environment, wholesale and retail competition, weather conditions, litigation risk and various other matters, many of which are beyond Energy West's control. Energy West expressly undertakes no obligation to update or revise any forward-looking statement contained herein to reflect any change in Energy West's expectations with regard thereto or any change in events, conditions, or circumstances on which any such statement is based.

For additional information or clarification, please contact: JoAnn S. Hogan,
Financial Communications, 1-406-791-7555, jshogan@ewst.com, or John C. Allen,
Corporate Counsel and Vice-President, 1-406-791-7503, jcallen@ewst.com, both of
Energy West, Incorporated.

Our toll-free number is 1-800-570-5688.  Our web address is www.energywest.com

Our address is P.O. Box 2229, Great Falls MT 59403-2229